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AETRIUM INCORPORATED
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Judge Rules Aetrium’s Incumbent Directors Violated Minnesota Law;
New Vote to be Scheduled

NEW YORK, December 20, 2012 (GLOBE NEWSWIRE) – Jeffrey E. Eberwein, Chairman and spokesman for Concerned Aetrium Shareholders (“CAS”, “we”, or “us”), would like to provide the following update to the shareholders of Aetrium Incorporated (“Aetrium”, “ATRM”, or the “Company”) (NASDAQ: ATRM) regarding the Honorable Judge Guthmann’s ruling on December 18, 2012.

As mentioned in our press release issued on December 10, approximately 55% of all shares outstanding were submitted to vote in a special shareholders meeting that was to be conducted on December 10.  We received approximately 85% of these votes.  Despite this overwhelming vote margin, our nominees were not seated because ATRM’s Incumbent Directors (the “Incumbents”) broke Minnesota state law by changing ATRM’s bylaws which prevented the votes from being counted.  Because of this, we were forced to file suit against Aetrium and its Incumbent Directors for violating shareholders’ rights.

The Honorable Judge John Guthmann of the Ramsey County District Court heard our case on December 18 and ruled that the Incumbents’ bylaw change violated Minnesota state law because it improperly denied shareholders of their right to remove Aetrium directors.  Judge Guthmann did not grant the injunction that we requested because he found that a second, new special meeting was available to vindicate the ATRM shareholders’ rights.  Judge Guthmann warned the Incumbents not to interfere with this meeting.  Accordingly, we have today called for a second special shareholders meeting.

While we find it unfortunate that we have to hold another election in order to be seated as your duly elected directors, it is the only way forward for the will of the shareholders to be enforced.  We have therefore requested a new special shareholders meeting contemplated by Judge Guthmann.  ATRM has 30 days to schedule this meeting and the meeting must be held no later than March 21, 2013.  Because all the issues are known and have already been thoroughly considered by ATRM’s shareholders, we call on ATRM to schedule this meeting much sooner than March 21, 2013.  We further call on ATRM’s Incumbent Directors to make no further changes to ATRM’s bylaws and to take no further actions that harm ATRM’s shareholders and violate their rights.  ATRM’s shareholders would like to see a fair vote where the director nominees with the most votes get seated as the Company’s new directors.

Contact:
Jeff Eberwein
917-576-9420 or
je@eberweincapital.com

THIS RELEASE IS NOT A SOLICITATION OF ANY ACTION BY SHAREHOLDERS OF AETRIUM. IF A PROXY STATEMENT IS COMPLETED AND FILED BY THE CONCERNED AETRIUM SHAREHOLDERS, SHAREHOLDERS OF AETRIUM ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION AND SHAREHOLDERS SHOULD RELY ON SUCH PROXY STATEMENT AND NOT ON THIS RELEASE. THE PROXY STATEMENT, IF FILED, TOGETHER WITH ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. INFORMATION REGARDING THE CONCERNED AETRIUM SHAREHOLDERS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE IN AETRIUM, IS CONTAINED IN THEIR SCHEDULE 13D INITIALLY FILED WITH THE SEC ON AUGUST 14, 2012, AS AMENDED AND FILED WITH THE SEC ON AUGUST 29, 2012, SEPTEMBER 20, 2012, OCTOBER 2, 2012 AND OCTOBER 9, 2012 ALL OF WHICH ARE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.